UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 4, 2024
Date of Report (date of earliest event reported)

Ekso Bionics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Glacier Point, Suite A	San Rafael	California	94901
(Address of Principal Executive Offices)			(Zip Code)

(510) 984-1761
Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02         Results of Operations and Financial Condition

On January 4, 2024, Ekso Bionics Holdings, Inc. (the “Company”) issued a press release (the “Press Release”) announcing certain preliminary financial results for the quarter and year ended December 31, 2023. The full text of the Press Release announcing such results is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and such information shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01         Other Events

In the Press Release, the Company reports the following preliminary financial results:

●	Total revenue for the fourth quarter of 2023 is estimated to be in the range of $4.7 million to $4.9 million, compared to $3.6 million for the fourth quarter of 2022.

●	Total revenue for fiscal year 2023 is estimated to be in the range of $18.1 million to $18.3 million, compared to $12.9 million for fiscal year 2022.

●	Estimated cash as of December 31, 2023 was an estimated $8.6 million, compared to $20.5 million at December 31, 2022.

●	For the fourth quarter of 2023, the Company used an estimated $1.7 million of cash in operations, compared to $3.6 million for the fourth quarter of 2022.

The estimated, projected or anticipated financial results, financial condition or other financial information discussed in this Current Report on Form 8-K are based on management’s preliminary unaudited analysis of financial results for the period and year ended December 31, 2023. As of the date of this Current Report on Form 8-K, the Company has not completed its financial statement reporting process for the period ended December 31, 2023, and the Company’s independent registered accounting firm has not audited the preliminary financial data discussed in this Current Report on Form 8-K. During the course of the Company’s quarter-end closing procedures and review process, including the finalization of its financial statements for and as of the period and year ended December 31, 2023, the Company may identify items that would require it to make adjustments, which may be material to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary results.

Forward-Looking Statements

Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding the estimated financial results. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, changes resulting from the Company’s finalization of its financial statements for and as of the period and year ended December 31, 2023, information or new changes in facts or circumstances that may occur prior to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 that are required to be included in such annual report and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC, including the Company’s most recently filed Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Any forward-looking statements made in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. The Company does not undertake to update these forward-looking statements, except as required by law.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release, dated January 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Jerome Wong
Name:	Jerome Wong
Title:	Chief Financial Officer

Dated: January 4, 2024